Investor Presentation Ticker: EGBN EagleBankCorp.com February 2022

Forward Looking Statements 2 This presentation contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, the Company’s upcoming Annual Report on Form 10-K and other periodic and current reports filed with the SEC. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. The Company does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law. This presentation was delivered digitally. The Company makes no representation that subsequent to delivery of the presentation it was not altered. For the most current, accurate information, please refer to www.eaglebankcorp.com and go to the Investor Relations tab. For further information on the Company please contact: David G. Danielson P 240-552-9534 E ddanielson@eaglebankcorp.com

Experienced Senior Management Team 3 Susan Riel CEO & President, Eagle Bancorp & EagleBank 45 years in banking 24 years with EGBN Charles Levingston EVP & Chief Financial Officer, Eagle Bancorp & EagleBank 21 years in banking 10 years with EGBN Executive Vice President and Chief Financial Officer of the Bank and Company as of April 2017, most recently served as Executive Vice President of Finance at the Bank. Mr. Levingston, a CPA, served in various financial and senior management roles at the bank prior to his current role. Mr. Levingston joined the bank in January 2012, and previously worked at the Federal Reserve Banks of Atlanta and Philadelphia as a commissioned Bank Examiner, and at PriceWaterhouseCoopers as a Manager in the Advisory practice. Chief Executive Officer of the Bank and Company, and formerly Chief Operating Officer. She previously served as Executive Vice President - Chief Operating Officer of Columbia First Bank, FSB from 1989 until that institution’s acquisition by First Union Bancorp in 1995. She is one of the founding officers of EagleBank. Ms. Riel was included in the Bisnow 2017 Power Series: Women of Influence in Commercial Real Estate. Janice Williams EVP, Eagle Bancorp; Senior EVP & Chief Credit Officer, EagleBank 27 years in banking 19 years with EGBN Executive Vice President and Chief Credit Officer of the Bank, has served the Bank as Credit Officer, Senior Credit Officer and Chief Credit Officer. Prior to employment with the Bank, Ms. Williams was with Capital Bank, Sequoia Bank, and American Security Bank. Additionally, Ms. Williams, a graduate of Georgetown University Law Center and a Member of the Maryland Bar, was previously employed in the private practice of law in Maryland.

Experienced Senior Management Team 4 Joined EagleBank in June 2020 as the Chief Risk Officer. Prior to this, he was Managing Director for the Risk and Finance Advisory Practice in Deloitte’s Banking and Capital Markets Group, where he focused on the development of ERM and risk-category-specific governance structures and management frameworks. He also served as Managing Director at FTI Consulting. He holds a B.S. in Finance and Accounting and an M.S. in Finance-Investments and Capital Markets from the University of Wisconsin, Madison. Joined EagleBank in January 2020 as the Chief Legal Officer. He is responsible for the Ethics Office and all legal/litigation matters. Mr. Saltzman was recently a Partner in the Banking and Financial Institutions Advisory Practice at White & Case, and Vice Chairman at Deutsche Bank, where he initially helped lead capital stress testing and regulatory remediation and then led the payments and transaction banking business in the Americas. Prior to that Mr. Saltzman was President of The Clearing House Association (now BPI) , leading the industry’s lobbying efforts during the implementation of Dodd-Frank, as well as serving as General Counsel of the affiliated Clearing House Payments Co., which owns and operates the nation’s payments infrastructure. He holds a B.A. from Clark University, Phi Beta Kappa and a J.D. from Boston University School of Law. Jeff Curry EVP & Chief Risk Officer, Eagle Bancorp & EagleBank 43 years in financial services 1 year with EGBN Paul Saltzman EVP & Chief Legal Officer, Eagle Bancorp & EagleBank 36 years in financial services 2 year with EGBN Lindsey Rheaume EVP, Eagle Bancorp; EVP & Chief Commercial & Industrial Lending Officer, EagleBank 36 years in banking 7 years with EGBN Antonio Marquez EVP, Eagle Bancorp; Senior EVP & President of Commercial Banking, EagleBank 36 years in banking 10 years with EGBN Joined EagleBank in 2011 as the Chief Real Estate Lender. Prior to joining EagleBank, he established the real estate lending franchise for HSBC for the Washington, DC market. Earlier he was the head of Commercial Real Estate lending at Chevy Chase Bank from 1999 to 2005 and prior to that held various lending positions at Chase Manhattan Bank in New York and The Riggs National Bank in Washington, D.C. Joined EagleBank as Chief C&I Lending Officer in December 2014. Prior to this, he served as relationship executive for JP Morgan Chase, responsible for business development in the DC, suburban Maryland and Northern Virginia market. Previously, he served as executive vice president and commercial lending manager at Virginia Commerce Bank where he managed the bank’s entire commercial and industrial lending activities. Earlier in his career, he held senior commercial lending and credit positions with SunTrust Bank, GE Capital and Bank of America. Joe Clarke EVP & Chief Operating Officer, EagleBank 28 years in financial services 13 years with EGBN Joined EagleBank in 2008. Previously, he held various operational and sales roles at EagleBank including Chief Deposit Sales Officer, Chief Deposit & Treasury Services Officer, Strategic Initiatives Officer, Assistant to the Chief Operating Officer and Retail Banking Manager. In addition to representing the Bank as a Board Member of the Maryland Bankers Association, he is a member of EagleBank's Diversity, Equity & Inclusion Council. He is very active in the local Washington, DC community and serves as Board Chair for Hope Connections for Cancer Support.

Board Focused on Vision and Oversight 5 Norman Pozez Executive Chair - Board of Directors 13 years with EGBN Kathy Raffa Director, Chair - Audit Committee 6 years with EGBN Leslie Ludwig Director, Chair - Compensation Committee 5 years with EGBN Theresa LaPlaca Director, Chair - Risk Committee 2 years with EGBN Susan Riel Director, President & CEO 24 years with EGBN Matthew Brockwell Director, Chair – Governance & Nominating Committee 2 year with EGBN CFO, The University of Oklahoma, Former Audit Partner at Pricewaterhouse- Coopers LLP where his practice included both SEC reg. and private companies Chairman & CEO of the Uniwest Companies which is comprised of four operating companies related to the real estate and construction industry. Former EVP and Head of the Conduct Risk Management Group and a member of the Management Committee at Wells Fargo & Co. Prior to that she was the CFO of Wells Fargo’s Wealth and Investment Management businesses. President of Raffa, PC, a top 100 accounting firm based in Washington, D.C., until its 2018 merger with Marcum, LLP. She currently serves as the Office Managing Partner for Marcum’s Washington, D.C. region offices. Prior to becoming CEO in 2019, was a Sr. EVP/COO of the Bank, and EVP of the Company. Joined the Company in 1998, and has been a member of the Company Board of Directors since 2017. Co-founder of L&L Advisors, a commercial real estate consulting firm, and retired Partner and Chair of the Management Committee at JBG Smith (formerly JBG Companies) Steve Freidkin Director 1 year with EGBN Ernie Jarvis Director 1 year with EGBN Managing Principal of Jarvis Commercial Real Estate, Previously, Jarvis was with First Potomac Realty Trust and CBRE. CEO/founder of Ntiva, Inc., a technology firm that provides businesses with advanced technology expertise and support. James Soltesz Director 14 years with EGBN Chief Executive Officer of Soltesz, Inc., an engineering and consulting firm, since 2000. Benjamin Soto Director 15 years with EGBN Principal of Premium Title and Escrow, LLC, a Washington, D.C.-based full service title company and is a real estate transactions attorney.

Summary Statistics 6 Total Assets $ billion Total Loans $ billion Total Deposits $ billion Tangible Common Equity $ billion Shares Outstanding 31,950,092 Market Capitalization $1.9 billion Tangible Book Value per Common Share $38.97 Institutional Ownership 73% Member of Russell 2000 yes Member of S&P SmallCap 600 yes Note: Financial data at December 31, 2021 unless otherwise noted. (1) Please refer to the Non-GAAP reconciliation and footnotes in the appendices. (2) Based on closing price of $61.03 per share on February 8 2022. (1) (1) (2)

Our Story 7 *Please refer to the Non-GAAP reconciliation and footnotes in the appendices. Note: TBVPS is adjusted for - 5:4 stock split 3/31/2000, 7:5 stock split 6/15/2001, 1.3:1 stock split 2/28/2005; 1.3:1 stock split 7/5/2006; 10% stock dividend 10/1/2008 and 10% stock dividend 6/14/2013.

Investment Rationale 8 Solid capitalization and conservative capital management Well-managed asset quality Above average peer returns (ROAA) Superior efficiency with limited branch network Recognized expertise in CRE, C&I and residential mortgage lending Strategically positioned in one of the most attractive markets in the U.S. Dedicated, diverse and experienced Board focused on vision and governance

2021 Highlights 9 • Performance: – ROAA 1.49% / ROACE 13.54% / ROATCE 14.73%(1) – Includes releases from the allowance for credit losses of $20.8 million • Shareholders: – Earnings of $5.52 per diluted share – Dividends of $1.40 per share/ Dividend Yield 2.62%(2) / Payout Ratio 25% – Book value per share up 8.3% / TBVPS up 9.0% (from a year ago) • Expense management: – Efficiency 40.9%(1) – Closed 3 branches and redeemed $150 million subordinated debt (1) Please refer to the Non-GAAP reconciliation and footnotes in the appendices. (2) Based on most recent quarterly dividend of $0.40 per share ($1.60 per share annually) and a closing price of $61.03 per share on February 8, 2022.

4th Quarter 2021 Highlights 10 • Loans: $7.1 billion – Loans (ex-PPP) increased by $231 million(1) with most of growth in December – Loan Yield (ex PPP) 4.46%(1) – NPAs-to-Assets 0.26% – Annualized NCO-to-Loans 0.07% • Unfunded Commitments: $2.0 billion • Investments: $2.6 billion – Investments increased by $837 million(1) with most of growth in December – Yield 1.39% • Deposits: $10.0 billion – Deposits increased by $313 million(1) – Average Non-interest Bearing Deposits-to-Deposits 36% – Cost of Funds 0.26% (1) Please refer to the Non-GAAP reconciliation and footnotes in the appendices.

Attractive & Resilient Market 11 • Washington DC MSA – Market is the 6th largest in the U.S. – Population of 6.3 million with a projected annual growth rate of 0.6% through 2027 – Workforce of 3.3 million – 2020 median household income of $107,000 vs. $66,000 U.S. – Unemployment of 3.3% (Dec.) vs. Nationwide 4.0% (Jan.) • Business strength of market – Two largest industries less impacted by COVID ▪ Federal government & government contracting ▪ Professional services – Major presence by technology, medical and educational institutions – Home to 17 Fortune 500 companies – Ongoing large construction projects – Top 25 projects total estimated cost of $14.5 billion (up from $12.6 billion prior year)* – #1 location for data centers (Dulles corridor) *Washington Business Journal 8/6/2021 and 8/7/2020. Sources: US Bureau of Labor Statistics, S&P Global Market Intelligence, Washington Business Journal Book of Lists, Washington Post, Fortune .

Limited Network of Offices 12

Local Leader in Deposit Share

$'s in millons

Rank	Local HQ Rank	Company Name	Headquarters City, State	# of Branches	Average Deposits Per Branch	June 30, 2021 Deposits	June 30, 2021 Market Share
1		Bank of America	Charlotte, NC	132	$318.29	$42,015	16.5%
2	1	Capital One	McLean, VA	69	599	41,338	16.3%
3		Truist	Charlotte, NC	207	178	36,775	14.5%
4		Wells Fargo	San Francisco, CA	131	263	34,408	13.5%
5		PNC	Pittsburgh, PA	139	116	16,158	6.4%
6		Citigroup	New York, NY	31	411	12,740	5.0%
7		United Bankshares	Charleston, WV	55	182	10,022	3.9%
8	**2**	**Eagle**	**Bethesda, MD**	**17**	**536**	**9,115**	**3.6%**
9	3	Sandy Spring	Olney, MD	42	197	8,263	3.2%
10		Toronto-Dominion	Toronto, Canada	45	148	6,682	2.6%
11		M&T	Buffalo, NY	65	89	5,798	2.3%
12		Atlantic Union	Richmond, VA	13	270	3,515	1.4%
13		Citizens Financial	Providence, RI	8	371	2,966	1.2%
14	4	Burke & Herbert	Alexandria, VA	23	126	2,906	1.1%
15		Workers United	Philadelphia, PA	1	1,960	1,960	0.8%
16	5	Capital Bancorp	Rockville, MD	4	460	1,841	0.7%
17	6	John Marshall	Reston, VA	8	227	1,817	0.7%
18	7	Forbright Inc.	Chevy Chase, MD	6	289	1,732	0.7%
19		JPMorgan Chase	New York, NY	42	41	1,703	0.7%
20		FVCBankcorp	Fairfax, VA	8	207	1,659	0.7%
21	8	MainStreet	Fairfax, VA	6	247	1,483	0.6%
22		WesBanco	Wheeling, WV	10	113	1,128	0.4%
23	9	Chain Bridge	McLean, VA	1	916	916	0.4%
24	10	Presidential	Leesburg, VA	10	78	778	0.3%
25	11	Freedom Financial	Fairfax, VA	5	124	622	0.2%
		All other market participants		83	73	6,025	2.4%
		Market Total		**1,161**	**$219**	**$254,364**	**100.0%**

72.2% (ranks 1–6 combined market share)

- **Market dominated by large banks**
  - Top six have 72% market share
  - Five of six based outside local market
- **Eagle has a significant deposit base with a limited network of branch offices**
  - Contributes to improved efficiency
  - Average deposits per branch up to $587 million (total deposits of $10.0 billion at 17 branches)

Note: Market includes Maryland counties of Montgomery and Prince George's; Virginia counties of Alexandria, Arlington, Fairfax, Fairfax City, Falls Church, Loudoun, Manassas, Manassas Park and Prince William; and the District of Columbia. Data excludes Morgan Stanley's subsidiary E*Trade whose deposits are substantially gathered from outside of the defined market area. Also excludes credit unions. June 30, 2021 is most recent date available.
Source: S&P Global Market Intelligence.

EAGLE BANCORP, INC.
13

ESG - Social 14 DE&IC (January 2022) • Launched Employee Resource Group (ERG) Program to foster a diverse and inclusive workplace. • Launching of the Mentorship Program that formally pairs skilled, knowledgeable mentors with mentees who can learn from them through regular, ongoing interaction. Notable financing • 2/8/2022 - Announced it provided $52 million in financing to support DC Preparatory Academy, including the development costs of a new 5-acre middle school campus located in southeast Washington, DC. • 2/2/2022 – Announced $51 million in financing to support the acquisition and renovation of the Stanton Glenn Apartments, a 379-unit affordable housing complex located in southeast Washington, DC. EagleBank Foundation • Annual Fight Against Breast Cancer Golf Classic in October 2021 raised more than $420,000. Proceeds from the event continue to support research and outreach programs through partnerships with local hospitals and organizations. Diversity of Board & Senior Management • Board of 10 includes 4 women (including the CEO) and 2 men who identify as Black/African American • Senior Management of 8 includes 2 women and 1 man who identifies as Hispanic Diversity of Team • Women represent 59% of employees (12/31/2021) • Racial and ethnic minorities represent 62% of employees (12/31/2021) • 80% of our hires were from diverse groups, including women, racial and ethnic minorities, veterans and people with disabilities (2021Y) Diversity, Equity & Inclusion Council (DE&IC) established in 2020 • 16 diverse employees from across the company • Council head is a man who identifies as Black/African American • Executive sponsor is the CEO • Two board members, a woman and a man who identifies as a minority, act as liaison to the Council

$5,716 $5,854 $6,974 $7,224 $9,189 $9,982 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y (in m ill io ns ) Deposits Asset growth driven by deposits 15 • Deposit growth has driven asset growth ‒ Deposits up 38% since end of 2019 ‒ Increased liquidity at the bank • Cost of funds ‒ Peaked in 2019 ‒ Down to 26 basis points in 4Q 2021 Note: Assets and deposits are as of period end. Compounded annual growth rate based on 5 years. 0.44% 0.58% 0.99% 1.23% 0.68% 0.42% 0.37% 0.35% 0.26% 2016Y 2017Y 2018Y 2019Y 2020Y 2021Q1 2021Q2 2021Q3 2021Q4 Cost of Funds

Loan Growth in 4th quarter 16 • 4th quarter loan growth ‒ Took a more competitive stance on credit spreads and on high quality loan opportunities in the latter part of 2021 ‒ Loans (ex PPP) up $230.9 million, up 3.4% from the prior quarter ‒ Largest net increase was in owner occupied CRE loans, which accounted for almost half of the net growth, followed by commercial loans and some income-producing CRE ‒ Construction loans also increased but were mostly offset by successful completed projects • Lending environment ‒ Both CRE and C&I teams are seeing increased deal flow in the market • Unfunded Commitments ‒ $2 billion in unfunded commitments ‒ Success at booking new construction credits as this segment is seeing more opportunities ‒ As construction loans are funded, some of the bank’s excess liquidity will be redeployed Note: Charts are as of period end. Rate Locks are on residential mortgages. $7,305 $6,962 $7,022 $6,784 $7,014 $455 $565 $238 $67 $51$5,678 $6,412 $6,991 $7,546 $7,760 $7,527 $7,260 $6,851 $7,066 2016Y 2017Y 2018Y 2019Y 2020Y 2021Q1 2021Q2 2021Q3 2021Q4 (in m ill io ns ) Loans HFI Loans excl PPP PPP Loans $2,317 $2,405 $2,360 $2,283 $1,986 $1,881 $1,976 $2,228 $2,040 2016Y 2017Y 2018Y 2019Y 2020Y 2021Q1 2021Q2 2021Q3 2021Q4 Unfunded Commitments (excl. Rate Locks)

Solid capitalization 17 Note: Peers are depository institutions with assets from $7-$15 billion as of September 30, 2021 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence. Note: Tangible Common Equity is as of period end. • Capitalization ‒ Tangible common equity levels above peers ‒ Strong earnings continue to supplement capital ‒ Total RBC at 16.15% give us room to lend as economic recovery continues 10.84% 11.44% 12.11% 12.22% 10.31% 10.60% 8.50% 8.86% 9.28% 9.52% 8.88% 8.69% 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y Tang. Common Equity / Tang. Assets (Non-GAAP)* EagleBancorp Peer Median

Efficiency continues to be a strength 18 • Reductions to non-interest expense (2021Y) ‒ Closed 3 branches ‒ Relocated two branches with more advantageous lease terms ‒ Consolidated operations center to a single location • Reductions to interest expense (2021Y) ‒ Redeemed $150 million sub-debt (5%) Note: Peers are depository institutions with assets from $7-$15 billion as of December 31, 2021 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence. *Computed by dividing noninterest expense by the sum of net interest income and noninterest income; **2021 YTD components are rounded and may not add to yearly total. 40.3% 37.8% 37.3% 40.0% 39.2% 40.9% 60.9% 59.7% 58.6% 57.7% 57.1% 55.1% 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y Efficiency Ratio* EagleBancorp Peer Median $83 $85 $79 $78 $234 $258 $284 $317 $324 $322 $325 (in m ill io ns ) Net Interest Income Full year Q1 2021 Q2 2021 Q3 2021 Q4 2021 $11 $11 $8 $11 $27 $27 $29 $23 $26 $46 $40 $0 $10 $20 $30 $40 $50 $60 (in m ill io ns ) Non Interest Income Full year 1Q 2021 2Q 2021 3Q 2021 4Q 2021 $38 $35 $36 $39 $111 $115 $119 $127 $140 $144 $149 $0 $50 $100 $150 $200 (in m ill io ns ) Non Interest Expense Full year Q1 2021 Q2 2021 Q3 2021 Q4 2021

Strong returns 19 • Returns ‒ Return on tangible common equity (non- GAAP) negatively impacted by a higher level of capitalization (TCE/TA 10.60% vs. 8.69% peer median) ‒ Return on average assets continues to outpace peers • PPNR / Average Assets ‒ PPNR relatively stable as average assets in 2021Y are $1.49 billion higher than 2020Y *Please refer to the Non-GAAP reconciliation and footnotes in the appendices. See Non-GAAP reconciliation for calculation of annualized PPNR. Note: Peers are depository institutions with assets from $7-$15 billion as of December 31, 2021 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence. 1.52% 1.41% 1.91% 1.61% 1.28% 1.49% 0.99% 0.93% 1.19% 1.19% 0.86% 1.34% 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y Return on Average Assets EagleBancorp Peer Median 14.19% 12.54% 16.63% 13.40% 12.03% 14.73% 11.07% 11.24% 13.20% 13.60% 10.24% 16.55% 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y Return on Average Tangible Common Equity (Non-GAAP)* EagleBancorp Peer Median

$21.61 $24.67 $29.17 $32.67 $35.74 $38.97 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y Tangible Book Value Per Share Tangible book builds, dividends increases 20 • Tangible book ‒ TBVPS growth of 12.5% (CAGR) from 2016 to 2021 • Dividend ‒ Quarterly dividend to $0.40 per share ‒ Dividend yield of 2.62%(1) competitive with peers ‒ 4th Q 2021 payout ratio 30.8% Note: Chart for Tangible Book Value Per Share is as of period end. Compounded annual growth rate based on 5 years. (1) Based on most recent quarterly dividend of $0.40 per share ($1.60 per share annually) and a closing price of $61.03 per share on February 8, 2022. $1.36 $1.50 $1.36 $1.30 $2.50 $2.86 $2.92 $4.42 $4.18 $4.09 $5.52 $0.00 $2.00 $4.00 $6.00 $8.00 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y Earnings per Share (diluted) Full year 1Q 2021 2Q 2021 3Q 2021 4Q 2021 $0.25 $0.35 $0.40 $0.40 $- $- $- $- $0.66 $0.88 $1.40 $- $0.50 $1.00 $1.50 $2.00 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y Common Dividends Per Share Full year 1Q 2021 2Q 2021 3Q 2021 4Q 2021

0.30% 0.20% 0.21% 0.56% 0.59% 0.26% 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y NPAs* / Assets Asset quality steady, reserves released 21 *NPAs include loans 90 days past due and still accruing. Note: CECL adoption on January 1, 2020 led to an initial adjustment to the allowance for credit losses of $10.6 million. Charts for Allowance for Credit Losses and NPAs are as of period end. Net Charge Offs (“NCO”) are annualized for periods of less than a year. • Credit quality continues to improve ‒ NPAs and charge-offs remain low ‒ Reserve releases in all four quarters of 2021 $35.0 $10.6 $14.6 $11.3 $9.0 $8.7 $13.1 $45.6 ($20.8) ($40.0) ($20.0) $0.0 $20.0 $40.0 $60.0 $80.0 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y (in m ill io ns ) Provision for Credit Losses Full year Day One CECL Q1 2021 Q2 2021 Q3 2021 Q4 2021 1.04% 1.01% 1.00% 0.98% 1.41% 1.06% 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y Allowance for Credit Losses / Loans HFI 0.09% 0.06% 0.05% 0.13% 0.26% 0.18% 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y NCO / Average Loans

22 Margin not fully impacted • Impacting the margin ‒ Loans increased by $230.9 million in the 4th quarter with most of the increase late in the quarter ‒ Investments increased by $836.7 million with most of the increase late in the quarter 4.16% 4.15% 4.10% 3.77% 3.19% 2.81% 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y Net Interest Margin PPP impact Net interest margin 4.60% 4.73% 5.09% 5.00% 3.87% 3.16% 5.11% 5.17% 5.54% 5.45% 4.66% 4.62% 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y Yield on Loans* & Average Earning Assets Yield on Average Earning Assets Yield on Loans $5.3 $5.9 $6.6 $7.3 $7.9 $7.3 $5.4 $5.8 $6.4 $7.2 $8.5 $9.9 $3.0 $5.0 $7.0 $9.0 $11.0 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y (in b ill io ns ) Average Loans & Average Deposits Average Loans Average Deposits

Deposit mix – 33% non-interest bearing 23 *Core deposits include CDAR’s and ICS reciprocal deposits. **Average noninterest bearing deposits to average deposits is 34% for the third quarter of 2021. Note: Chart is as of period end. • Deposit philosophy ‒ Commercial focus drives growth of Noninterest Bearing Demand accounts ‒ Wholesale MM used to enhance cost of funds, not a strategy to replace growth in core deposits ‒ Runoff of higher priced CDs into Money Market

Securities portfolio – cash items reduced 24 • Accelerated pace of investments into securities ‒ Investments up $836.7 million in 4th quarter ‒ Weighted average duration moved down to 4.1 years *Includes allowance for credit losses. Note: Charts are as of period end. Excludes Federal Reserve and Federal Home Loan bank stocks.

Loan mix – 35% C&I and Own Occ. CRE 25 • Loan commentary – C&I/Owner Occupied CRE at 34.6% of portfolio is more of a focus than other local banks – C&I Loan Portfolio is predominantly variable rate loans – Owner Occupied Loans are key to small and mid-market relationships – DDA Operating Accounts of C&I relationships are a critical component of deposit composition strategy 34.6% Note: Chart is as of period end.

Loan Portfolio – Details

$ in millions		Commercial Real Estate		Construction									
Location	C&I	Owner Occupied CRE	Income Producing CRE	Owner Occupied Const.	CRE Construction	Land	Residential Mortgage	Consumer	TOTAL (ex PPP)	% of Total (ex PPP)	PPP	Total	Percent of Total
District of Columbia	$305.1	$283.4	$1,130.7	$38.0	$420.4	$41.9	$34.7	$9.0	$2,263.2	32.3%	$14.1	$2,277.3	32.2%
Suburban Washington													
Montgomery	$283.9	$144.4	$570.2	$35.4	$70.1	$4.0	$11.2	$26.7	$1,145.9	16.3%	$13.3	$1,159.2	16.4%
Fairfax	189.8	69.1	375.9	-	42.2	11.5	8.2	8.8	705.5	10.1%	10.1	715.6	10.1%
Prince George's	123.7	210.5	223.1	27.8	36.9	5.0	-	0.6	627.6	8.9%	1.7	629.3	8.9%
Loudoun	44.5	45.0	106.2	7.5	46.2	0.8	1.2	1.8	253.2	3.6%	-	253.2	3.6%
Arlington	91.9	0.4	91.5	5.2	4.0	-	1.5	0.8	195.3	2.8%	0.1	195.4	2.8%
Alexandria	42.3	17.0	74.0	6.0	71.0	-	-	3.2	213.5	0.0	-	213.5	3.0%
Prince William	7.5	28.8	115.6	18.7	34.3	-	-	0.8	205.7	0.0	-	205.7	2.9%
Frederick	8.9	0.6	60.1	1.9	-	-	0.6	0.6	72.7	1.0%	-	72.7	1.0%
Suburban Washington	$792.5	$515.8	$1,616.6	$102.5	$304.7	$21.3	$22.7	$43.3	$3,419.4	48.7%	$25.2	$3,444.6	48.8%
Other Maryland													
Baltimore	$51.1	$30.5	$49.2	$0.7	$4.5	$0.0	$0.0	$0.0	$136.0	1.9%	$0.2	$136.2	1.9%
Anne Arundel	6.0	26.5	110.5	0.7	27.6	-	1.8	0.8	173.9	2.5%	1.0	174.9	2.5%
Eastern Shore	8.7	10.4	54.9	-	0.1	0.1	1.5	-	75.7	1.1%	0.1	75.8	1.1%
Howard	16.9	3.2	32.0	-	-	0.8	1.6	1.2	55.7	0.8%	8.1	63.8	0.9%
Charles	0.6	19.5	-	-	-	-	-	0.2	20.3	0.3%	-	20.3	0.3%
Other MD	1.4	6.1	19.2	-	2.2	-	-	0.7	29.6	0.4%	-	29.6	0.4%
Other Maryland	$84.7	$96.2	$265.8	$1.4	$34.4	$0.9	$4.9	$2.9	$491.2	7.0%	$9.4	$500.6	7.1%
Other Virginia													
Fauquier	$0.7	-	$9.3	-	-	-	$0.1	$0.3	$10.4	$0.0	$0.4	$10.8	0.2%
Other VA	8.8	$52.1	176.9	$2.6	$26.3	$15.0	0.4	0.4	282.5	4.0%	-	282.5	4.0%
Other Virginia	$9.5	$52.1	$186.2	$2.6	$26.3	$15.0	$0.5	$0.7	$292.9	4.2%	$0.4	$293.3	4.2%
Other USA	$162.5	$140.3	$186.0	$15.1	$14.5	$16.9	$11.2	$1.3	$547.8	7.8%	$2.0	$549.8	7.8%
Total	**$1,354.3**	**$1,087.8**	**$3,385.3**	**$159.6**	**$800.3**	**$96.0**	**$74.0**	**$57.2**	**$7,014.5**	**100.0%**	**$51.1**	**$7,065.6**	**100.0%**
% of Total (ex PPP)	19.3%	15.5%	48.3%	2.3%	11.4%	1.4%	1.1%	0.8%	100.0%		NA	100.0%	
% of Total	19.2%	15.4%	47.9%	2.3%	11.3%	1.4%	1.0%	0.8%	99.3%		0.7%	100.0%	

34.6%

Note: Data as of December 31, 2021.

EAGLE BANCORP, INC.

26

ADC & CRE – Concentration 27 Note: ADC and CRE concentration ratios represents concentration as a percentage of consolidated risk-based capital. CRE excludes owner occupied. Charts and data are as of period end. CRE Details ADC Details $ in millions 2020Y 2021Y Total ADC portfolio $1,378 1,508$ ADC/Total Loans 17.8% 21.3% NPLs/Total ADC 0.60% 0.89% NCOs/Total ADC 0.21% -0.02% $ in millions 2020Y 2021Y Total CRE portfolio $4,618 4,363$ CRE/Total Loans 59.5% 61.7% NPLs/Total CRE 0.70% 0.24% NCOs/Total CRE 0.12% 0.09%

Loan Quality – COVID 19 and Other Metrics 28 • COVID-19 Migration ‒ Beginning in the third quarter of 2020, all loans receiving a second COVID-19 deferral or payment deferral were downgraded to a watch rating, if not already rated as such. ‒ This was done to raise the visibility of these loans within the loan portfolio. After these COVID-19 deferred or modified loans demonstrate six months of payments and sustained performance, they may be considered for removal as a watch rated loan. $ in millions 6/30/2020 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 COVID-19 Deferrals and Modifications Loan Balance $1,630 $851 $72 $143 $72 $70 $67 Number of Notes 708 321 36 58 31 6 3 Percent of Loans HFI 20.3% 10.8% 0.9% 1.9% 1.0% 1.0% 1.0% Other Loan Metrics Watch rated loans $96 $602 $681 $568 $545 $509 $351 30-89 Days Past Due $20 $26 $104 $72 $4 $12 $26 Total loans HFI $8,022 $7,880 $7,760 $7,527 $7,260 $6,851 $7,066

Mortgages & FHA 29 • Mortgages ‒ Locked loans in 2021 were $994 million ‒ 4Q 2021 about 58% re-fi • FHA Multi-Family ‒ Ended the year strong with the fourth quarter that resulted in trade premiums, origination fees and mortgage servicing rights income of $2.5 million. ‒ For the year, the total was $5.6 million. *Locked loans are loans for which an application is received and an interest rate is locked between the prospective borrower and the bank. Not all locked loans close.

Appendices 30

Performance Statistics Summary

Key Ratios (as of or for the period ended)	2016Y	2017Y	2018Y	2019Y	2020Y	2021Y	Peer Median 2021Y
Profitability							
Net Interest Margin	4.16%	4.15%	4.10%	3.77%	3.19%	2.81%	3.15%
Efficiency Ratio	40%	38%	37%	40%	39%	41%	55%
Return on Average Assets	1.52%	1.41%	1.91%	1.61%	1.28%	1.49%	1.29%
Return on Average Tangible Common Equity*	14.19%	12.54%	16.63%	13.40%	12.03%	14.73%	15.74%
Asset Quality							
Allowance Loan Losses/Gross Loans	1.04%	1.01%	1.00%	0.98%	1.41%	1.06%	1.25%
NPAs + 90 Days Past Due/Total Assets	0.30%	0.20%	0.21%	0.56%	0.59%	0.26%	NA
Net Charge-Offs to Average Loans (annualized)	0.09%	0.06%	0.05%	0.13%	0.26%	0.18%	0.03%
Reserve/NPLs (Coverage Ratio)	330%	489%	430%	151%	180%	257%	NA
Capital							
Tier 1 Leverage Ratio	10.72%	11.45%	12.10%	11.62%	10.31%	10.19%	9.46%
Tangible Common Equity/Tangible Assets*	10.84%	11.61%	12.11%	12.22%	10.31%	10.60%	8.85%
Total Risk Based Capital Ratio	14.89%	15.02%	16.08%	16.20%	17.04%	16.15%	15.16%
Valuation**						As of 2/8/2022	
Price/LTM Earnings	21.3x	19.8x	11.0x	11.6x	11.1x	11.1x	11.6
Price/Tangible Book Value	282%	235%	167%	149%	126%	157%	169%

Note: Peers are depository institutions with assets from $7-$15 billion as of December 31, 2021 (excludes savings banks, thrifts and mutuals). There were 51 depository institutions within that range as of December 31,, 2021, and all were included in the peer group. Source: S&P Global Market Intelligence.

*Please refer to the Non-GAAP reconciliation and footnotes in the appendices.
**Valuation uses period-end closing stock price except for 2021Y which uses the closing stock price on February 7, 2022 with EPS for the twelve months ended December 31, 2021 and TBV as of December 31, 2021 .EGBN's stock price was $61.03 per share on February 8, 2022, LTM diluted EPS was $5.52 and TBVPS was $38.97.

EAGLE BANCORP, INC.

31

Historical Balance Sheet 32 $'s in thousands 12/31/2016 12/31/2017 12/31/2018 12/31/2019 12/31/2020 12/31/2021 Compound Growth Rate 5 years Assets Cash and Equivalents $368,163 $190,473 $321,864 $241,973 $1,789,055 $1,714,222 36.0% Securities 559,708 625,592 807,645 878,557 1,191,187 2,657,561 36.6% Total Cash and Securities 927,871 816,065 1,129,509 1,120,530 2,980,242 4,371,783 36.3% Gross Loans HFI 5,677,893 6,411,528 6,991,447 7,545,748 7,760,212 7,065,598 4.5% Less: Loan Loss Reserves 59,074 64,758 69,944 73,658 109,579 74,965 4.9% Loans Held for Sale 51,629 25,096 19,254 56,707 88,205 47,218 -1.8% Total Net Loans 5,670,448 6,371,866 6,940,757 7,528,797 7,738,838 7,037,851 4.4% Real Estate Owned 2,694 1,394 1,394 1,487 4,987 1,635 -9.5% Total Intangibles 106,947 106,824 105,470 104,542 104,976 105,793 -0.2% Other Assets 182,136 182,880 212,007 233,363 288,759 330,248 12.6% Total Assets $6,890,096 $7,479,029 $8,389,137 $8,988,719 $11,117,802 $11,847,310 11.4% Liabilities Deposits $5,716,114 $5,853,984 $6,974,285 $7,224,391 $9,189,203 $9,981,540 11.8% FHLB Borrowings 0 325,000 0 250,000 350,000 300,000 NM Repurchase Agreements 68,876 76,561 30,413 30,980 26,726 23,918 -19.1% Subordinated Debt 216,514 216,905 217,296 217,687 218,077 69,670 -20.3% Other Liabilities 45,793 56,141 58,202 74,980 92,904 121,407 21.5% Total Liabilities 6,047,297 6,528,591 7,280,196 7,798,038 9,876,910 10,496,535 11.7% Equity Common Equity 845,180 952,188 1,113,216 1,187,722 1,225,392 1,365,017 10.1% Accum. Other Comp. Income (2,381) (1,750) (4,275) 2,959 15,500 (14,242) 43.0% Total Stockholders Equity 842,799 950,438 1,108,941 1,190,681 1,240,892 1,350,775 9.9% Total Liabilities and Equity $6,890,096 $7,479,029 $8,389,137 $8,988,719 $11,117,802 $11,847,310 11.4%

Historical Income Statement

$ in thousands, except per share data	2016Y	2017Y	2018Y	2019Y	2020Y	2021Y	Compound Growth Rate 5 years
Total Interest Income	$285,805	$324,034	$393,286	$429,630	$389,986	$364,496	5.0%
Total Interest Expense	27,641	40,147	76,293	105,585	68,424	39,982	7.7%
Net Interest Income	258,164	283,887	316,993	324,045	321,562	324,514	4.7%
Provision for Credit Losses	11,331	8,971	8,660	13,091	45,571	(20,821)	NA
Provision for Unfunded Commitments	-	-	-	-	1,380	(1,119)	NA
Service Charges on Deposits	5,821	6,364	7,014	6,247	4,416	4,562	-4.8%
Gain/Loss on Sale of Loans	11,563	9,276	5,963	8,474	22,089	14,045	4.0%
Gain/Loss on Sale of Securities	1,194	542	97	1,517	1,815	2,964	19.9%
BOLI Revenue	1,554	1,466	1,507	1,703	2,071	2,059	5.8%
Other Noninterest Income	7,152	11,725	8,005	7,758	15,305	16,755	18.6%
Total Noninterest Income	27,284	29,373	22,586	25,699	45,696	40,385	8.2%
Salaries and Employee Benefits	67,010	67,129	67,734	79,842	74,440	88,398	5.7%
Premises and Equipment Expenses	15,118	15,632	15,660	14,387	15,715	14,876	-0.3%
Marketing and Advertising	3,495	4,095	4,566	4,826	4,278	4,165	3.6%
Data Processing	7,747	8,220	9,714	9,412	10,702	11,709	8.6%
Legal, Accounting and Professional Fees	3,673	5,053	9,742	12,195	16,406	11,510	25.7%
FDIC Insurance	2,718	2,554	3,512	3,206	7,941	5,897	16.8%
Other Noninterest Expenses	15,254	15,869	15,783	15,994	14,680	12,610	-3.7%
Total Noninterest Expense	115,015	118,552	126,711	139,862	144,162	149,165	5.3%
Net Income Before taxes	159,102	185,736	204,208	196,791	176,145	237,674	8.4%
Income taxes	61,395	85,504	51,932	53,848	43,928	60,983	-0.1%
Net Income	$97,707	100,232	$152,276	$142,943	$132,217	$176,691	12.6%
Earnings per Share - Diluted	$2.86	$2.92	$4.42	$4.18	$4.09	$5.52	

EAGLE BANCORP, INC.

33

Loan Portfolio – Income Producing CRE

$ in millions Location	Hotel/ Motel	Industrial	Mixed Use	Multi-Family	Office & Office Condo	Retail	Family & Res. Condo	Other	Total	% of Total
District of Columbia	$184.6	$14.4	$192.3	$221.5	$167.5	$91.3	$85.3	$173.8	$1,130.7	33.4%
Suburban Washington										
Montgomery	$43.7	$18.7	$44.5	$103.0	$259.9	$13.1	$4.1	$83.2	$570.2	16.8%
Fairfax	-	2.6	1.1	1.0	214.5	58.4	10.7	87.6	375.9	11.1%
Prince George's	76.5	14.5	20.9	8.3	45.9	20.3	1.4	35.3	223.1	6.6%
Loudoun	-	15.5	0.5	-	36.7	4.6	1.8	47.1	106.2	3.1%
Arlington	46.4	-	-	0.2	37.0	-	7.8	0.1	91.5	2.7%
Alexandria	-	-	5.5	-	47.3	17.6	2.6	1.0	74.0	2.2%
Prince William	26.4	3.3	-	-	5.9	6.8	0.7	72.5	115.6	3.4%
Frederick	-	2.1	0.5	-	5.7	41.3	1.2	9.3	60.1	1.8%
Suburban Washington	$193.0	$56.7	$73.0	$112.5	$652.9	$162.1	$30.3	$336.1	$1,616.6	47.8%
Other Maryland										
Baltimore	$14.8	$1.1	$1.7	$3.2	$10.5	$5.1	$1.5	$11.3	$49.2	1.5%
Anne Arundel	33.8	2.8	-	47.3	1.8	7.1	-	17.7	110.5	3.3%
Eastern Shore	41.1	-	-	7.1	1.7	0.5	1.9	2.6	54.9	1.6%
Howard	-	6.3	-	-	2.1	8.8	3.6	11.2	32.0	0.9%
Charles	-	-	-	-	-	-	-	-	-	0.0%
Other MD	-	16.0	-	-	-	0.5	-	2.7	19.2	0.6%
Other Maryland	$89.7	$26.2	$1.7	$57.6	$16.1	$22.0	$7.0	$45.5	$265.8	7.9%
Other Virginia										
Fauquier	-	-	-	-	$6.3	$3.0	-	-	$9.3	0.3%
Other VA	-	0.2	26.2	44.8	45.6	41.3	6.2	12.6	176.9	5.2%
Other Virginia	-	$0.2	$26.2	$44.8	$51.9	$44.3	$6.2	$12.6	$186.2	5.5%
Other USA	18.4	-	45.4	65.9	1.2	7.0	1.5	46.6	186.0	5.5%
Total	**$485.7**	**$97.5**	**$338.6**	**$502.3**	**$889.6**	**$326.7**	**$130.3**	**$614.6**	**$3,385.3**	**100.0%**
% of Total	14.3%	2.9%	10.0%	14.8%	26.3%	9.7%	3.8%	18.2%	100.0%	

Note: Data as of December 31, 2021.

EAGLE BANCORP, INC.
34

Loan Portfolio – CRE Construction

$ in millions Location	Single & 1-4 Family	Multi-Family	Office & Office Condo	Hotel/ Motel	Mixed Use	Retail	Residential Condo	Other	Total	% of Total
District of Columbia	$40.6	$224.4	$51.3	$0.0	$62.3	$1.9	$28.6	$11.3	$420.4	52.5%
Suburban Washington										
Montgomery	$22.6	$27.2	$19.4	$0.0	$0.0	$0.0	$0.0	$0.9	$70.1	8.8%
Fairfax	28.2	-	-	-	3.4	-	-	10.6	42.2	5.3%
Prince George's	1.0	22.9	-	12.5	0.5	-	-	-	36.9	4.6%
Loudoun	-	-	-	-	2.2	-	-	44.0	46.2	5.8%
Alexandria	1.2	47.3	-	5.0	-	-	17.5	-	71.0	8.9%
Prince William	0.5	-	-	-	-	-	-	33.8	34.3	4.3%
Arlington	4.0	-	-	-	-	-	-	-	4.0	0.5%
Frederick	-	-	-	-	-	-	-	-	-	0.0%
Suburban Washington	$57.5	$97.4	$19.4	$17.5	$6.1	$0.0	$17.5	$89.3	$304.7	38.1%
Other Maryland										
Anne Arundel	$0.2	$0.0	$0.0	$0.0	$10.7	$0.0	$0.0	$16.7	$27.6	3.4%
Baltimore	0.6	-	-	-	3.9	-	-	-	4.5	0.6%
Eastern Shore	0.1	-	-	-	-	-	-	-	0.1	0.0%
Howard	-	-	-	-	-	-	-	-	-	0.0%
Charles	-	-	-	-	-	-	-	-	-	0.0%
Other MD	-	-	-	-	2.2	-	-	-	2.2	0.3%
Other Maryland	$0.9	$0.0	$0.0	$0.0	$16.8	$0.0	$0.0	$16.7	$34.4	4.3%
Other Virginia										
Fauquier	-	-	-		-		-	-	-	0.0%
Other VA	26.3	-	-	-	-	-	-	-	26.3	3.3%
Other Virginia	$26.3	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$26.3	3.3%
Other USA	1.5	-	-	-	-	-	-	13.0	14.5	1.8%
Total	**$126.8**	**$321.8**	**$70.7**	**$17.5**	**$85.2**	**$1.9**	**$46.1**	**$130.3**	**$800.3**	**100.0%**
% of Total	15.8%	40.2%	8.8%	2.2%	10.6%	0.2%	5.8%	16.3%	100.0%	
Renovation	$15.5	$51.6	$23.4	$0.0	$14.2	$0.0	$4.9	$15.6	$125.2	
Ground-Up	111.3	270.2	47.3	17.5	71.0	1.9	41.2	114.7	675.1	

Note: Data as of December 31, 2021.

EAGLE BANCORP, INC.

35

Non-GAAP Reconciliation (unaudited)

$ in thousands, except per share data	2000Y	2010Y	2016Y	2017Y	2018Y	2019Y	2020Y	2021Y
	For the Year or Year-end							
Common shareholders' equity	$15,522	$182,134	$842,799	$950,438	$1,108,941	$1,190,681	$1,240,891	$1,350,775
Less: Intangible assets	-	(4,035)	(107,419)	(107,212)	(105,766)	(104,739)	(105,114)	(105,793)
Tangible common equity	**$15,522**	**$178,099**	**$735,380**	**$843,226**	**$1,003,175**	**$1,085,942**	**$1,135,777**	**$1,244,982**
Per share								
Book value	$2.63	$8.41	$24.77	$27.80	$32.25	$35.82	$39.05	$42.28
Less: Intangible book value	-	(0.20)	(3.16)	(3.13)	(3.08)	(3.15)	(3.31)	(3.31)
Tangible book value	**$2.63**	**$8.21**	**$21.61**	**$24.67**	**$29.17**	**$32.67**	**$35.74**	**$38.97**
Total assets			$6,890,097	$7,479,029	$8,389,137	$8,988,719	$11,117,802	$11,847,310
Less: Intangible assets			(107,419)	(107,212)	(105,766)	(104,739)	(105,114)	(105,793)
Tangible assets			**$6,782,678**	**$7,371,817**	**$8,283,371**	**$8,883,980**	**$11,012,688**	**$11,741,517**
Tangible common equity ratio			**10.84%**	**11.44%**	**12.11%**	**12.22%**	**10.31%**	**10.60%**
Average								
Common shareholders' equity			$796,400	$906,169	$1,022,642	$1,172,051	$1,204,341	$1,304,902
Less: Intangible assets			(107,981)	(107,117)	(106,806)	(105,167)	(104,903)	(105,256)
Tangible common equity			**$688,420**	**$799,052**	**$915,836**	**$1,066,884**	**$1,099,438**	**$1,199,646**
Net Income			$97,707	$100,232	$152,276	$142,943	$132,217	$176,691
Average tangible common equity			$688,420	$799,052	$915,836	$1,066,884	$1,099,438	$1,199,646
Return on Avg. Tangible Common Equity			**14.19%**	**12.54%**	**16.63%**	**13.40%**	**12.03%**	**14.73%**

Note: Per share data is adjusted for - 5:4 stock split 3/31/2000, 7:5 stock split 6/15/2001, 1.3:1 stock split 2/28/2005; 1.3:1 stock split 7/5/2006; 10% stock dividend 10/1/2008 and 10% stock dividend 6/14/2013.

EAGLE BANCORP, INC.
36

37 Non-GAAP Reconciliation (unaudited) $ in thousands 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y Efficiency Ratio Net interest income $258,165 $283,887 $316,993 $324,045 $321,652 $324,514 Noninterest income 27,284 29,372 22,586 25,699 45,696 40,385 Revenue $285,449 $313,259 $339,579 $349,744 $367,348 $364,899 Noninterest expense $115,016 $118,552 $126,711 $139,862 $144,162 $149,165 Efficiency ratio 40.3% 37.8% 37.3% 40.0% 39.2% 40.9% For the Year $ in thousands Average Average Balance Interest Yield Loan Yield, Adjusted Loan Yield (GAAP) $6,890,414 $77,283 4.45% Less: PPP interest income (non-GAAP) (56,298) (430) 3.03% Adjusted loan yield (non-GAAP) $6,834,116 $76,853 4.46% December 31, 2021 For the Quarter Ended $ in thousands 12/31/2021 12/31/2021 Total loans, excluding loans held for sale $6,850,863 $7,065,598 Less: PPP loans (non-GAAP) (67,311) (51,105) Total loans, excluding loans held for sale and PPP loans (non-GAAP) $6,783,552 $7,014,493 Change $230,941

Non-GAAP Reconciliation (unaudited)

$ in thousands	For the Year					
	2016Y	**2017Y**	**2018Y**	**2019Y**	**2020Y**	**2021Y**
Income statement						
Net interest income	$258,165	$283,887	$316,993	$324,045	$321,562	$324,514
PPP accelerated net income (Non-GAAP)	-	-	-	-	-	($4,667)
Add: Accelerated interest expense on redemption of sub-debt						$1,313
Adjusted net interest income	$258,165	$283,887	$316,993	$324,045	$321,562	$321,160
Non-interest income	27,284	29,372	22,586	25,699	45,696	40,385
Non-interest expense	(115,016)	(118,552)	(126,711)	(139,862)	(144,162)	(149,165)
Pre-provision net revenue ("PPNR")	**$170,433**	**$194,707**	**$212,868**	**$209,882**	**$223,096**	**$212,380**
Annualized	-	-	-	-	-	-
Average assets	**$6,436,774**	**$7,089,211**	**$7,958,941**	**$8,853,066**	**$10,349,963**	**$11,836,735**
PPNR to Average assets	**2.65%**	**2.75%**	**2.67%**	**2.37%**	**2.16%**	**1.79%**

Note: Tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, annualized return on average tangible common equity, and pre-provision net revenue to average assets ("PPNR/AA") are non-GAAP financial measures derived from GAAP based amounts.

The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity which is calculated by excluding the average balance of intangible assets from the average common shareholders' equity.
The Company calculates PPNR/AA by dividing pre-provision net revenue (which is calculated as the sum of net interest income and non interest income, less non interest expense) by average assets.

The Company considers these calculations to provide important information to shareholders, management and other interested parties as: tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful to evaluate capital adequacy and to compare against other financial institutions; tangible book value and annualized return on tangible common equity are useful in comparing pricing multiples based on tangible book value and to compare against other financial institutions; and PPNR/AA provides an analysis of the Company on an operating basis, absent provisions to the allowance for credit losses which can fluctuate significantly from period-to-period under the adopted CECL methodology.

EAGLE BANCORP, INC.

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